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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-75649 and 333-108483 of Alkermes, Inc. on Form S-3 and Registration Statement Nos. 333-72988, 333-89573, 333-89575, 333-48768, 333-48772, 333-71011,
333-50357, 333-13283, 33-97468, 33-58330, 333-107206, 333-109376, 333-107208 and
33-44752 of Alkermes, Inc. on Form S-8 of our report dated June 10, 2004, appearing in this Annual Report on Form 10-K of Alkermes, Inc. for the year ended March 31, 2004.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

June 10, 2004